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                                                                    EXHIBIT 10.1


                             LAWSON ASSOCIATES, INC
                            1996 STOCK INCENTIVE PLAN
                             (AMENDED AND RESTATED)


1 PURPOSE. The purpose of this 1996 Stock Incentive Plan, hereinafter referred to as the "Plan", is to motivate key personnel to produce a superior return to the shareholders of Lawson Associates, Inc., hereinafter referred to as the "Company", and its Affiliates, as hereinafter defined, by offering such individuals an opportunity to realize Stock, as hereinafter defined, appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

2 DEFINITION. The capitalized terms used in this Plan have the meanings set forth below.

     (a) "AFFILIATE" means any corporation that is a Parent or a Subsidiary corporation, both as hereinafter defined, of the Company, as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code, as hereinafter defined, or of any successor provision, and, for purposes other than the grant of Incentive Stock Options, as hereinafter defined, any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "AGREEMENT" means a written contract, instrument and/or other written arrangement, containing the terms and conditions of an Award, as hereinafter defined, in such form, not inconsistent with this Plan, as the Committee, as hereinafter defined, approves from time to time, together with all amendments thereof, which amendments may be unilaterally made by the Company, with the approval of the Committee, unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

     (c) "AWARD" means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or any Other Stock-Based Award, all as hereinafter defined

     (d)  "BOARD" means the Board of Directors of the Company.

     (e)  "CHANGE IN CONTROL" means:

          (i) MAJORITY OF THE DIRECTORS OF THE COMPANY. A majority of the Directors of the Company shall be persons other than persons:

               (A) ELECTION PROXIES. For whose election proxies shall have been solicited by the Board, or

               (B) ACTIVE DIRECTORS. who are then serving as Directors appointed by the Board to fill vacancies on the Board caused by the death or resignation, but not by the removal of Directors, or to fill newly-created Directorships; and

          (ii) THIRTY PERCENT OF VOTING SECURITIES OR COMMON STOCK. thirty percent (30%) or more of the

               (1) VOTING SECURITIES. combined voting power of the then outstanding Voting Securities of the Company entitled to vote generally in the election of directors, hereinafter referred to as "Outstanding Company Voting Securities", or



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               (2)  COMMON STOCK. the then outstanding Shares of Stock,
                    hereinafter referred to as "Outstanding Company Common Stock", is acquired or beneficially owned, as defined in Rule 13d-3 under the Exchange Act, as hereinafter defined, or any successor rule thereto, by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

                    This shall apply, provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this Paragraph 2(e)(ii):

                    (A) COMPANY OR SUBSIDIARY. Any acquisition or beneficial ownership by the Company or a Subsidiary; or

                    (B) EMPLOYEE BENEFIT PLAN. any acquisition or beneficial ownership by any employee benefit plan, or related trust, sponsored or maintained by the Company or one or more of its Subsidiaries; or

                    (C) PARTICIPANT. any acquisition or beneficial ownership by the Participant or any group that includes the Participant; or

                    (D) PARENT. any acquisition or beneficial ownership by a Parent or its wholly owned subsidiaries, as long as they shall remain wholly owned subsidiaries, of one hundred percent (100%) of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange which complies with Paragraph 2(e)(iii)(A)(2) or the exception in Paragraph 2(e)(iii)(B) hereof in all respects; and

          (iii) SHAREHOLDER APPROVAL. The shareholders of the Company approve a definitive agreement or plan to:

               (A) MERGER OR CONSOLIDATION. Merge or consolidate the Company with or into another corporation, other than

                    (1) SUBSIDIARY. a merger or consolidation with a Subsidiary, or

                    (2)  a merger in which

                         (a)  SURVIVOR. the Company is the surviving
                              corporation, and

                         (b) CONVERSION. no Outstanding Company Voting Securities or Outstanding Company Common Stock, other than fractional shares, held by shareholders of the Company immediately prior to the merger is converted into cash, securities, or other property, except

                              (i)  PARENT. Voting stock of a Parent owning
                                   directly, or indirectly through wholly owned subsidiaries, both beneficially and of record, one hundred percent (100%) of the Outstanding Company Voting Securities immediately after the Merger, or

                              (ii) DISSENTERS. cash upon the exercise by holders
                                   of Outstanding Company Voting Securities of statutory dissenters' rights, and



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                         (c)  BENEFICIAL OWNERS. the persons who were the
                              beneficial owners, respectively, of the
                              Outstanding Company Voting Securities and
                              Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than seventy percent (70%) of, respectively, the then outstanding common stock- and the voting power of the then outstanding voting securities of the surviving corporation or its Parent entitled to vote generally in the election of directors, and

                         (d) PARENT. if voting securities of the Parent are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series;

          (B) EXCHANGE. Exchange, pursuant to a statutory share exchange, Outstanding Company Voting Securities of any one or more classes or series held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, except for

               (a) VOTING STOCK. Voting stock of a Parent owning directly, or indirectly through wholly owned subsidiaries, both beneficially and or record, one hundred percent (100%) of the Outstanding Company Voting securities immediately after the statutory share exchange, if

                    i) BENEFICIAL OWNERS. the persons who were the beneficial owners, respectively of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than seventy percent (70%) of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of such Parent entitled to vote generally in the election of directors, and

                    ii) SECURITY HOLDERS. all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series, or

               (b) CASH. cash with respect to fractional shares of Outstanding Company Voting Securities or payable as a result of the exercise by holders of Outstanding Company Voting Securities of statutory dissenters' rights,

          (C) SALE. sell or otherwise dispose of all or substantially all of the assets of the Company, in one transaction or a series of transactions, or

          (D) LIQUIDATION OR DISSOLUTION. liquidate or dissolve the Company, unless a majority of the voting stock, or the voting equity interest, of the surviving corporation or its parent corporation or of any corporation, or other entity, acquiring all or substantially all of the assets of the Company, in the case of a



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               merger, consolidation or disposition of assets, of the Company or its Parent, in the case of a statutory share exchange, immediately following the merger, consolidation, statutory share exchange, or disposition of assets, beneficially owned by the Participant or a group of persons, including the Participant, acting in concert.

     (f) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

     (g) "COMMITTEE" means two or more Disinterested Persons, as hereinafter defined, designated by the Board, to serve at the pleasure of the Board, to administer this Plan under Paragraph 3 hereof and constituted so as to permit this Plan to comply with Exchange Act Rule 16b-3. In addition, to the extent required by Regulations under 1.162(m) of the Code, all members of the Committee shall be "outside directors", within the meaning of Regulations under 1.162(m) of the Code.

     (h) "COMPANY" means Lawson Associates, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets, or otherwise.

     (i) "DISABILITY" means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

     (j) "DISINTERESTED PERSON" means a member of the Board who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3, as hereinafter defined.

     (k) "EMPLOYEE" means any full-time or part-time employee, including an officer or Director who is also an employee, of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, "Employee" shall also include other individuals and entities who are not `employees' of the Company or an Affiliate but who provide services to the Company or an Affiliate in the capacity of an independent contractor. References in this Plan to `employment' and related terms shall include the providing of services in any such capacity.

     (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended; "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company, or any successor regulation.

     (m) "FAIR MARKET VALUE" as of any date means, unless otherwise expressly provided in this Plan:

          (i) CLOSING PRICE. The closing sale price of a Share, as hereinafter defined,

               (A) NASDAQ. on the National Association of Securities Dealers, Inc., Automated Quotation System National Market System, herein referred to as "NASDAQ", or

               (B) NYSE. if the Shares are not traded on such system, on the composite tape for New York Stock Exchange, herein referred to as "NYSE", listed shares, or

               (C) SEC. if the Shares are not quoted on the NYSE composite tape, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the date immediately preceding that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred; or

          (ii) COMMITTEE DETERMINATION. if clause (i) is not applicable, what the Committee determines in good faith to be one hundred percent (100%) of the fair market value of a Share on that date.



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          However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this Paragraph (m) to the date immediately preceding that date shall be deemed to be references to that date. In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Paragraph 12(f) hereof.

     (n) "FUNDAMENTAL CHANGE" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

     (o) "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

     (p) "NON-QUALIFIED STOCK OPTION" means any Option other than an Incentive Stock Option.

     (q) "OTHER STOCK BASED AWARD" means an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, or Performance Shares.

     (r) "OPTION" means a right to purchase Stock, including both Non-Qualified Stock Options and Incentive Stock Options.

     (s)  "PARENT" means a "parent corporation," as that term is defined in
          Section 424(e) of the Code, or any successor provision.

     (t)  "PARTICIPANT" means an Employee to whom an Award is made.

     (u) "PERFORMANCE PERIOD" means the period of time as specified in an Agreement over which Performance Shares are to be earned.

     (v) "PERFORMANCE SHARES" means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one Share, a variable percentage of which may vest depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

     (w) "PLAN" means this 1996 Stock Incentive Plan, as amended and in effect from time to time.

     (x) "RESTRICTED STOCK" means Stock granted under Paragraph 10 hereof so long as such Stock remains subject to one or more restrictions.

     (y) "RETIREMENT" means termination of employment on or after age fifty-five (55), provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten (10) years, or termination of employment on or after age sixty-two (62), provided in either case that the Employee has given the Company at least six (6) months prior written notice of such termination, or as otherwise determined by the Committee.

     (z)  "SHARE" means a share of Stock.

     (aa) "STOCK" means the common stock, No Dollars and Cane Cent (S00.01) par value per share, as such par value may be adjusted from time to time, of the Company.

     (bb) "STOCK APPRECIATION RIGHT" means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Paragraph 8 hereof.



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     (cc) "SUBSIDIARY" means a "Subsidiary Corporation," as that term is defined in Section 424(f) of the Code, or any successor provision.

     (dd) "SUCCESSOR" with respect to a Participant, means the legal representative of an Incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under Paragraph 12(i) hereof, acquire the right to exercise an Caption or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant's death.

     (ee) "TERM" means the period during which an Option or Stock Appreciation Right may be exercised, or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

     (ff) GENDER. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender.

     (gg) NUMBER. In addition, any term used in the singular shall also include the plural-

     (hh) CAPTIONS. Captions are for ease in location of items, and are not part of the interpretation or administration of this document

3    ADMINISTRATION.

     (a) AUTHORITY OF COMMITTEE. The Committee shall administer this Plan. The Committee shall have exclusive power to make Awards and to determine when and to whom Awards will be granted, and the form, amount, and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee may determine whether, to what extent, and under what circumstances Awards may be settled, paid, or exercised in cash, Shares, or other Awards or other property, or canceled, forfeited, or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive, and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreements entered into hereunder, not inconsistent with this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. All designations, determinations, interpretations, and other decisions, under, or with respect to, the Plan, or any Award, of the Committee in the administration of this Plan, as described herein, shall be final, binding, and conclusive.

     (b) DELEGATION OF AUTHORITY. The Committee may delegate all or any part of its authority under this Plan to persons who are not Disinterested Persons for purposes of determining and administering Awards solely to Employees who are not then subject to the reporting requirements of
          Section 16 of the Exchange Act

     (c) RULE 16b-3 COMPLIANCE. It is intended that this Plan, and all Awards granted pursuant to it, shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule l6b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Paragraph 3(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Participants who are then subject to the reporting requirements of Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.



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     (d)  INDEMNIFICATION. To the full extent permitted by law, each member of the Committee, each former member of the Committee, and each person to whom the Committee delegates or has delegated authority under this Plan, shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost, and reasonable expense incurred by such member, former member, or other person by reason of any action taken, failure to act, or determination made in good faith under or with respect to this Plan.

4    SHARES AVAILABLE; MAXIMUM PAYOUTS.

     (a) SHARES AVAILABLE. The number of Shares available for distribution under this Plan is twenty million (20,000,000), based upon the authorized shares of the Company on June 28, 2000, subject to adjustment under Paragraph 12(t) hereof.

     (b) SHARES AGAIN AVAILABLE. Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the Award expires without all Shares subject to such Award having been issued, or because the terms and conditions of the Award are not met, may again be used for an Award under this Plan. Any Shares that are the subject of Awards which are subsequently forfeited to the Company, pursuant to the restrictions applicable to such Award, may again be used for an Award under this Plan. If a Participant exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued, or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise, may again be used for an Award under this Plan. If, in accordance with the Plan, a Participant uses Shares to

          (i) pay a purchase or exercise price, including an Option exercise price, or

          (ii) satisfy tax withholdings, such Shares may again be used for an Award under this Plan.

     (c) UNEXERCISED AWARDS. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares, except as provided in Paragraph 4(b) hereof, shall be available for further Awards.

     (d) NO FRACTIONAL SHARES. No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share.

     (e) MAXIMUM PAYOUTS. No more than twenty-five percent (25%) of all Shares subject to this Plan may be granted in the aggregate pursuant to Restricted Stock.

5 ELIGIBILITY. Awards may be granted under this Plan to any Employee at the discretion of the Committee.

6    GENERAL TERMS OF AWARDS.

     (a) AWARDS. Awards under this Plan may consist of Options, either Incentive Stock Options or Non-Qualified Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Other Stock-Based Awards. Awards of Restricted Stock may, in the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to vesting, whether vesting is based on a period of time, the attainment of specified performance conditions, or otherwise.

     (b) AMOUNT OF AWARDS. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, or Performance Shares subject to such Agreement, or the number of Shares to which the Option applies, or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions



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          applicable to the Award, not inconsistent with this Plan, as determined by the Committee in its sole discretion.

     (c) TERM. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period for Performance Shares, as the case may be. However, in no event shall the Term of an Award or the Performance Period be longer than ten (10) years after the date of grant. An Agreement with a Participant may permit acceleration of vesting requirements, and of the expiration of the applicable Term, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration resulting from the occurrence of a Change in Control, a Fundamental Change, or the Participant's death, Disability, or Retirement. Acceleration of the Performance Period of Performance Shares shall be subject to Paragraph 9(b) hereof.

     (d) AGREEMENTS. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in this Plan.

     (e) TRANSFERABILITY. During the lifetime of a Participant to whom an Award is granted, only such Participant, or such Participant's legal representative or, if so provided in the applicable Agreement in the case of a Non-Qualified Stock Option, a permitted transferee, as hereinafter described, may exercise an Option or Stock Appreciation Right or receive payment with respect to Performance Shares or any other Award No Award of Restricted Stock, prior to the expiration of the restrictions, Options, Stock Appreciation Rights, Performance Shares, or other Award, other than an award of Stock without restrictions, may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so shall be of no affect. Notwithstanding the immediately preceding sentence,

          (i) DEATH. an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant's death, and

          (ii) TRANSFER. an Agreement may provide that a Non-Qualified Stock Option shall be transferable to any member of a Participant's `immediate family', as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation, or to one or more trusts whose beneficiaries are members of such Participant's `immediate family', or to partnerships in which such family members are the only partners. This is provided, however, that

               (1) CONSIDERATION. the Participant receives no consideration for the transfer, and

               (2) SAME TERMS. such transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Non-Qualified Stock Option immediately prior to its transfer.

     (f) TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement, in case of termination of employment, the following provisions shall apply:

          (1)  OPTIONS AND STOCK APPRECIATION RIGHTS.

               (i) DEATH. If a Participant who has been granted an Option or Stock Appreciation Rights shall die before such Option or Stock Appreciation Rights have expired, the Option or Stock Appreciation Rights shall become exercisable in full, and may be exercised by the Participant's Successor at any time, or from time to time, within five (5) years after the date of the Participant's death.



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               (ii) DISABILITY OR RETIREMENT. If a Participant's employment terminates because of Disability or Retirement, the Option or Stock Appreciation Rights shall become exercisable in full, and the Participant may exercise his or her Options or Stock Appreciation Rights at any time, or from time to time,

                    (x) FIVE YEARS. within five (5) years after the date of such termination if such termination results from the Participant's Disability, or

                    (y) THREE MONTHS. within three (3) months after the date of such termination if such termination results from the Participant's Retirement, or

                    (z) DESIGNATED PERIOD. such longer period as the Committee may permit, after the date of such termination if such termination results from the Participant's Retirement.

              (iii) REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. If a
                    Participant's employment terminates for any reason other than death, Disability or Retirement, the unvested or unexercised portion of any Award held by such Participant shall terminate ninety (90) days after the date of termination of employment.

              (iv)  EXPIRATION OF TERM. Notwithstanding the foregoing paragraphs
                    (i)-(iii), in no event shall an Option or a Stock Appreciation Right be exercisable after expiration of the Term of such Award.

           (2) PERFORMANCE SHARES. If a Participant's employment with the Company or any of its Affiliates terminates during a Performance Period because of death, Disability, or Retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement, the Participant shall be entitled to a payment of Performance Shares at the end of the Performance Period, based upon the extent to which achievement of performance targets was satisfied at the end of such period, as determined at the end of the Performance Period, and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6(f)(2) or in the applicable Agreement, if a Participant's employment terminates with the Company or any of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

           (3) RESTRICTED STOCK. Unless otherwise provided in the applicable Agreement, in case of a Participant's death, Disability, or Retirement, the Participant shall be entitled to receive that number of shares of Restricted Stock under outstanding Awards which has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company or any Affiliate and, with respect to such Shares, all restrictions shall lapse.

     (g) RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

7    STOCK OPTIONS.

     (a) TERM OF ALL OPTIONS. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Employees who are not employees of the Company or an Affiliate. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the

          Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that if the Stock is registered under the Exchange Act, to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. Notwithstanding any provision in any Agreement to the contrary, the purchase price must be paid in cash (or by check acceptable to the Committee) or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery to the Company of Shares held by such Participant (or a combination thereof), in each case, such Shares must have a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option and such Shares must have been (a) purchased on a national stock exchange or on the NASDAQ NMS system or (b) issued and outstanding more than six (6) months before the date the Option is exercised. If the Committee so determines, the Agreement relating to any Option may provide for the issuance of Reload Options, as hereinafter defined, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Exchange Act Rule 16b-3 or any other applicable law, the Participant will, either automatically or subject to subsequent Committee approval, be granted a new option when the payment of the exercised price of the original Option, or the payment of tax withholdings pursuant to Paragraph 12(d) hereof, is made through the delivery to the Company of Shares held by such Participant. Such new "Reload Option" shall

          (i) OPTION TO PURCHASE. be an Option to purchase the number of Shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original Option,

          (ii) PER SHARE PRICE. have a per Share exercise price equal to the Fair Market Value as of the date of exercise of the original Option.

          Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. On or before December 31, 1998, no Participant may receive any combination of Options to purchase and Stock Appreciation Rights relating to more than 300,000 Shares in the aggregate pursuant to Awards in any calendar year under this Plan. On and after January 1, 1999, no Participant may receive any combination of Options to purchase and Stock Appreciation Rights relating to more than 1,275,000 Shares in the aggregate pursuant to Awards in any calendar year under this Plan.

     (b) INCENTIVE STOCK OPTIONS. In addition to the other terms and conditions applicable to ail Options:

          (i) FAIR MARKET VALUE. The aggregate Fair Market Value, determined as of the date the Option is granted, of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year, under this Plan and all other incentive stock option plans, described in subsection (d) of
               Section 422 of the Code, of the Company and its Affiliates, shall not exceed One Hundred Thousand and no/100 Dollars ($100,000), or such other limit as may be required by the Code, if such limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a Non=Qualified Stock Option;

          (ii) TIME LIMITATION. an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten
               (10) years after the date of grant, or such other limit as may be required by the Code, if such limitation is necessary to qualify the Option as an Incentive Stock Option;

          (iii) COMMITTEE DETERMINATION. the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

          (iv) TEN PERCENT LIMITATION. notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under this Plan ii; at the time the Award is granted, the Participant owns, after application of the rules contained in Section 424(d) of the Code, or its Successor provision, Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its subsidiaries. However, this restriction will not apply if

                (A) PRICE. the option price for such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and

                (B) DURATION. such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

8 STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive, upon exercise of the Stock Appreciation Right, all or a portion of the excess of

     (i) FAIR MARKET VALUE. the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over

     (ii) MINIMUM PRICE. specified price which shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right.

     A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary stated in this Plan, no Stock. Appreciation Right shall be exercisable prior to six (6) months from the date of grant except in the event of the death or Disability of the Participant. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant, or to his or her successor, shall be made in the form of cash, Stock, or a combination of cash and Stock as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment, whether in cash, Stock, or a combination thereof, may be made in the event of the exercise of a Stock Appreciation Right. As specified in Paragraph 7(a) hereof, no Participant may receive any combination of options to purchase and Stock Appreciation Rights relating to more than one hundred thousand (100,000) Shares in the aggregate pursuant to Awards in any year under this Plan.

9    PERFORMANCE SHARES.

     (a) INITIAL AWARD. An Award of Performance Shares shall entitle a Participant, or a Successor, to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in Stock, or a combination of cash and Stock, as determined by the Committee, provided that at least twenty-five (25%) of the value of the vested Performance shares shall be distributed in the form of Stock. With respect to those Participants who are "covered employees" within the meaning of Section 162(m) of the Code and the regulations thereunder, such performance targets shall consist of one, or any combination of two or more, of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profits after tax), inventory, total, or net operating asset turnover, operating income, total shareholder return, return on equity, pre-tax and preinterest expense return on average invested capital, which may be expressed on a current value basis, or sales growth. Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance. The Agreement may establish that a portion of the maximum amount of a Participant's Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which

          (i) PERFORMANCE TARGETS. performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and

          (ii) PAYMENT DUE. payment is due with respect to a Performance share Award

          No Participant may receive Performance Shares relating to more than one hundred thousand (100,000) Shares pursuant to Awards in any year under this Plan.

     (b) ACCELERATION AND ADJUSTMENT. The Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include, without limitation, a Change in Control, a Fundamental Change, the Participant's death, Disability, or Retirement, a change in accounting practices of the Company or its Affiliates, or, with respect to payments in Stock for Performance Share Awards, a reclassification, stock dividend, stock split, or stock combination as provided in Paragraph 12(f) hereof.

     (c) VALUATION. Each Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

10 RESTRICTED STOCK. Subject to Paragraph 4(e), Restricted Stock may be granted in the form of Shares registered in the name of the Participant but held by the Company until the end of the Term of the Award. Any employment conditions, performance conditions, and the Term of the Award shall be established by the Committee in its discretion and included in the applicable Agreement. The Committee may provide in the applicable Agreement for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. No Award of Restricted Stock may vest earlier than one (1) year from the date of grant, except as provided in the applicable Agreement.

11 OTHER STOCK-BASED AWARDS. Subject to Paragraph 4(e), the Committee may from time to time grant Awards of Stock, and other Awards under this Plan, collectively herein defined as "Other Stock-Based Awards", including, without limitation, those Awards pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock units, securities convertible into Stock, and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, provided that such Awards shall not be inconsistent with the terms and purposes of this Plan and comply with Rule 16b-3 and applicable law. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

12   GENERAL PROVISIONS.

     (a) EFFECTIVE DATE OF THIS PLAN. This Plan shall become effective as of May 15, 1996.

     (b) DURATION OF THIS PLAN. This Plan shall remain in effect until all Stock subject to it shall be distributed, or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 12(e) hereof. No Award of an Incentive Stock Option shall be made more than ten (10) years after the effective date provided in Paragraph 12(a) hereof, or such other limit as may be required by the Code, if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award. This is provided, however, that the Committee may grant Awards other than Incentive Stock Options to be effective and deemed to be granted on the occurrence of certain specified contingencies.

     (c) RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or in any Agreement shall confer upon any Participant who is an Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

     (d) TAX WITHHOLDING. The Company may withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required Withholding taxes, including the Participant's social security and Medicare taxes (FICA) and federal, state, and local income tax, with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the individual may elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the minimum amount needed to cover the individual's full FICA and federal, state, and local income tax, with respect to income arising from payment of the Award through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person. Each case shall be valued in the same manner as used in computing the withholding taxes under the applicable laws, subject to the limitations of the following sentence. Unless the Committee otherwise permits, such elections are subject to the following limitations if, and to the extent, such limitations are necessary to comply with Exchange Act Rule 16b-3 or any successor provision:

          (1) SECTION 16 LIMITATIONS. Except as set forth in clause (iii) below, any such election by a Participant who is then subject to reporting requirements of Section 16 of the Exchange Act or any successor provision, hereinafter referred to as "Section 16(degree), or a Successor of such a Participant, shall be subject to the conditions set forth in clauses (i) and (ii) below:

               (i)  (A)  ELECTION PERIOD. The election shall be made during the period beginning on the third (3rd) business day following the date of public release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such date, or

                    (B)  ELECTION TIME. the election shall be made at least six
                         (6) months prior to the date the Award is paid to the Participant;

               (ii) PAYMENT PERIOD. a period of at least six (6) months shall elapse between the date of grant of the Award to which the payment relates and the date such Award is paid to the Participant. However, such restriction does not apply in the event death or Disability of the Participant occurs prior to such election and during that six (6) month period;

               (iii) TAX ALLOCATIONS. Notwithstanding the foregoing, a
                     Participant who tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with exercise of an Option may also tender previously owned Shares to the Company in satisfaction of any minimum tax withholding obligations in connection with such Option exercise without regard to the time periods set forth in clauses (i) and (ii) above.

          The foregoing restrictions do not apply to any Participant who is not subject to the reporting requirements of Section 16 at the time of the election.

          (2) COMMITTEE APPROVALS. Any such election by a Participant who is subject to the reporting requirements of Section 16 at the time is irrevocable and is subject to approval by the Committee. The Committee's approval may be granted in advance but is subject to revocation by the Committee at any time.

     (e) AMENDMENT, MODIFICATION AND TERMINATION OF THIS PLAN. Except as provided in this Paragraph 12(e), the Board may at any time amend, modify, terminate, or suspend this Plan. Except as provided in this Paragraph 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain this Plan in compliance with the requirements of Exchange Act Rule 16b-3, Section 422 of the Code, their successor provisions, or any other applicable law or regulation. No termination, suspension, or modification of this Plan may materially and adversely affect any right acquired by any Participant, a Participant's legal representative, or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed by the Participant in the Agreement or otherwise, or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Paragraphs 9(b) or 12(f) hereof does not adversely affect any right of a Participant under an Award.

     (f) ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate adjustments in the aggregate number and type of Shares available for Awards under this Plan, in the limitations on the number and type of Shares that may be issued to an individual Participant, in the number and type of Shares and amount of cash subject to Awards then outstanding, in the Option exercise price as to any outstanding Options and, subject to Paragraph 12(g) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares may be made by the Committee, in its sole discretion, to give effect to adjustments made in the number or type of Shares through a Fundamental Change, subject to Paragraph 12(g) hereof, recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

     (g)  FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change,

          (A) MERGER, CONSOLIDATION, OR EXCHANGE. involving a merger, consolidation, or statutory share exchange, unless appropriate provision shall be made, which the Committee may, but shall not be obligated to, make, for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights, and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of such surviving corporation, to be issuable upon the exercise of options, or used to calculate payments upon the exercise of stock appreciation rights in lieu of Options, Stock Appreciation Rights, and capital stock of the Company, or

          (B) DISSOLUTION OR LIQUIDATION. involving the dissolution or liquidation of the Company, the Committee may, but shall not be obligated to, declare, at least twenty (20) days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within twenty (20) days after the Fundamental Change, of cash equal to

               (i) SHARE PRICE. for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value, as defined in this Paragraph 12(g) per share exceeds the exercise price per Share covered by such Option or

               (ii) STOCK APPRECIATION RIGHT PRICE. for each Stock Appreciation Right, the price determined pursuant to Paragraph 8 hereof, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Paragraph 8, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Paragraph 12(g).

          At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right that has been outstanding for at least six (6) months and each Option shall immediately become exercisable in full. Each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby, or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Paragraph 12(g), each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Paragraph 12(g) if such Option or Stock Appreciation Right shall have expired pursuant to an Agreement. For purposes of this Paragraph 12(g) only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

     (h) OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity, or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract, or arrangement, or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     (i) BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at death is permitted by this Plan or under an Agreement,

          (A) TRANSFER TO BENEFICIARY. a Participant's Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee, and

          (B) BENEFICIARY'S RIGHTS. upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan.

          If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

     (j) UNFUNDED PLAN. This Plan shall be unfunded. The Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan, nor shall anything contained in this Plan, or any action taken pursuant to its provisions, create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (k)  LIMITS OF LIABILITY.

          (i) COMPANY LIABILITY. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

          (ii) PERSONAL LIABILITY. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating, including participation pursuant to a delegation of authority under Paragraph 3(b) hereof, in any determination of any question under this Plan, or in the interpretation, administration, or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan.

     (l) COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time, or any successor statute, the Exchange Act, and the requirements of the exchanges, if any, on which the Company's Shares may, at the time, be listed.

     (m) DEFERRALS AND SETTLEMENTS. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of Interest on the deferral amounts.

13 GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made, and actions taken pursuant to this Plan, shall be governed by the laws of Minnesota and construed accordingly.

14 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan. This Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15 PRIOR PLAN. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company's shareholders, as provided by Paragraph 12(a) hereof, the Company's 1995 Stock Option Plan, as amended, hereinafter referred to as the "Option Plan", shall remain in effect, but no more grants or awards may be made under said Option Plan.